HAM,
 LANGSTON &
  BREZINA, L.L.P.
Certified Public Accountants

EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
Savi Media Group, Inc.

We consent to the inclusion in this registration statement on Form S-B2 of our report, dated April 13, 2006, except for Note 7, as to which the date is July 26, 2006, on our audits of the consolidated financial statements of Savi Media Group, Inc, for the years ended December 31, 2005 and 2004. We also consent to the reference to our firm under the caption "Experts".

/s/ Ham, Langston & Brezina, L.L.P.

Houston, Texas
September 6, 2006